EXHIBIT 4.37

                                SUPPLEMENT NO. 7

                                       TO

                            SERIES 1998-1 SUPPLEMENT

                          dated as of February 28, 2001

                                      among

                            RENTAL CAR FINANCE CORP.,
                             an Oklahoma corporation

                        DOLLAR RENT A CAR SYSTEMS, INC.,
                             an Oklahoma corporation

                        THRIFTY RENT-A-CAR SYSTEM, INC.,
                             an Oklahoma corporation

                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                             a Delaware corporation

                             BANKERS TRUST COMPANY,
                        as Trustee and Enhancement Agent

                  CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH,
                 as the Series 1998-1 Letter of Credit Provider

                                       and

                          DOLLAR THRIFTY FUNDING CORP.,
                            an Oklahoma corporation,
                      as the sole Series 1998-1 Noteholder

                                SUPPLEMENT NO. 7
                           TO SERIES 1998-1 SUPPLEMENT


     This Supplement No. 7 to Series 1998-1 Supplement dated as of February 28, 2001 ("Supplement No. 7"), among Rental Car Finance Corp., an Oklahoma corporation ("RCFC"), Dollar Rent A Car Systems, Inc., an Oklahoma corporation ("Dollar"), Thrifty Rent-A-Car System, Inc., an Oklahoma corporation
("Thrifty"), Dollar Thrifty Automotive Group, Inc., a Delaware corporation ("DTAG"), Bankers Trust Company, a New York banking corporation, as Trustee and Enhancement Agent (the "Trustee"), Credit Suisse First Boston, New York Branch, as the Series -1998-1 Letter of Credit Provider ("CSFB"), and Dollar Thrifty Funding Corp., an Oklahoma corporation, as the sole Series 1998-1 Noteholder ("DTFC")(RCFC, Dollar, Thrifty, DTAG, the Trustee, CSFB and DTFC are collectively referred to herein as the "Parties").

                                    RECITALS:

     A. RCFC, as Issuer, and the Trustee entered into that certain Base Indenture dated as of December 13, 1995, as amended by the Amendment to Base Indenture dated as of December 23, 1997 (the "Base Indenture"); and

     B. RCFC and the Trustee entered into that certain Series 1998-1 Supplement dated as of March 4, 1998, as subsequently (i) amended by Amendment No. 1 to Series 1998-1 Supplement dated as of March 4, 1999, (ii) supplemented by Supplement No. 1 to Series 1998-1 Supplement dated as of March 4, 1999, (iii) supplemented by Supplement No. 2 to Series 1998-1 Supplement dated as of March 4, 1999, (iv) supplemented by Supplement No. 3 to Series 1998-1 Supplement dated as of October 20, 1999, (v) supplemented by Supplement No. 4 to Series 1998-1 Supplement dated as of February 18, 2000, (vi) supplemented by Supplement No. 5 to Series 1998-1 Supplement dated as of July 17, 2000, and (vii) supplemented by Supplement No. 6 to Series 1998-1 Supplement dated as of August 31, 2000 (as amended and supplemented to the date hereof, the "Series 1998-1 Supplement"; the Base Indenture and any Supplement thereto, including the Series 1998-1 Supplement are collectively referred to herein as the "Indenture"); and

     C. The Parties wish to amend the Series 1998-1 Supplement as provided herein.

     NOW THEREFORE, the Parties hereto agree as follows:

     1. Definitions. Capitalized terms used in this Supplement No.7 not herein defined shall have the meaning contained in the Series 1998-1 Supplement and if not defined therein shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

     2.   Amendments. The Series 1998-1 Supplement is hereby amended as follows:

          (a) By deleting the definition of "Capital Expenditures" contained in Article 2(b) in its entirety and replacing it with the following:

          ""Capital Expenditures" means, for any period, the sum of

          (a) the aggregate amount of all expenditures of DTAG and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP (to the extent applicable), would be classified as capital expenditures; and

          (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period; provided, however, that Capital Expenditures shall not include any such amounts made or incurred in connection with Permitted Business Acquisitions (as such term is defined in the Credit Agreement as in effect on the date hereof and without giving effect to any amendments of such term, unless otherwise agreed to by the liquidity lenders under the Liquidity Agreement)(including Permitted Business Acquisitions that are Excepted Dollar Acquisitions (as such term is defined in the Credit Agreement as in effect on the date hereof and without giving effect to any amendments of such term, unless otherwise agreed to by the liquidity lenders under the Liquidity Agreement))."

          (b) By deleting the definition of "Consolidated Working Capital" contained in Article 2(b) in its entirety and replacing it with the following:

          ""Consolidated Working Capital" means, with respect to DTAG, at any date, the excess (or the deficit) of
          (a) the sum of the amounts that, in accordance with GAAP, are set forth opposite the captions "receivables, net" (excluding accounts receivable pledged to Bankers Trust Company, as the master collateral agent, or any successor thereto in such capacity under Sections 2.1(a)(iii) and 2.1(b)(iii) of the Master Collateral Agency Agreement), "prepaid expenses and other assets," "income taxes receivable," and "deferred income tax assets" or any like captions, at such date over (b) the sum of the amounts that, in accordance with GAAP, are set forth opposite the captions (i) "accounts payable" (excluding outstanding checks included in accounts payable related to Vehicle financing ("float")),
          (ii) "accrued


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




          liabilities," (iii) "income taxes payable," (iv) "public liability and property damage, " (v) " deferred income tax liabilities," and (vi) any like captions, at such date; provided, however, that such sum shall only include amounts set forth under the captions described in clauses (b)(ii), (iv), (v) and such captions that are like the captions described in such clauses (b)(ii), (iv) and (v), in each case, to the extent and solely to the extent that such amounts are payable within the next 12 months of such date."

          (c)  By deleting  the definition  of  "Credit  Agreement" contained in
Article 2(b) in its entirety and replacing it with the following:

          ""Credit Agreement" means the Amended and Restated Credit Agreement, dated as of August 3, 2000, among DTAG, Dollar and Thrifty, as borrowers, the financial institutions from time to time party thereto, as lenders, Credit Suisse First Boston, as administrative agent for the lenders, The Chase Manhattan Bank, as syndication agent for the lenders, and Credit Suisse First Boston and Chase Securities Inc. as co-arrangers, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms."

          (d)  By deleting  the  definition of  "Excess Cash Flow"  contained in
Article 2(b) in its entirety and replacing it with the following:

          ""Excess Cash Flow" means, for any Fiscal Year of DTAG, an amount equal to the excess of (a) the sum, without duplication, of (i) Adjusted EBITDA for such Fiscal Year and (ii) decreases in Consolidated Working Capital for such Fiscal Year over (b) the sum, without duplication, of (i) the aggregate amount paid by DTAG and its Subsidiaries in cash during such Fiscal Year on account of taxes computed on the basis of income, (ii) the aggregate amount paid by DTAG and its Subsidiaries in cash during such Fiscal Year on account of Capital Expenditures, other than Vehicle Debt (excluding the principal amount of Indebtedness incurred in connection with such Capital Expenditures, whether incurred in such Fiscal Year or in a subsequent Fiscal Year), (iii) the aggregate amount of all prepayments of any amounts outstanding under any revolving credit facility or agreement (including the Credit Agreement) to which DTAG or any of its Subsidiaries is a borrower to the extent accompanied by permanent reductions of the commitments to extend credit thereunder, (iv) the aggregate amount of all principal payments of Indebtedness, other than Vehicle Debt, of DTAG or its Subsidiaries (including any term loans and the principal component of payments in respect of capitalized lease liabilities) made during such Fiscal Year (other than in respect of any revolving credit facility or agreement, including the Credit Agreement), (v) increases in Consolidated Working Capital for such Fiscal Year, (vi) the amount of Investments, other than Cash Equivalent Investments (as such term is defined in the Credit Agreement as in effect on the date hereof and without giving effect to any amendments of such term, unless otherwise agreed to by the liquidity lenders under the Liquidity Agreement), made during such Fiscal Year in cash to the extent that such Investments were financed with internally generated cash flow of DTAG and its Subsidiaries, and (vii) the amount of Distributions made during such Fiscal Year by DTAG in cash."

          (e)  By deleting  the  definition of  "Fixed  Charge
Coverage Ratio" contained in Article 2(b) in its entirety and replacing it with the following:

          ""Fixed Charge Coverage Ratio" means, at the end of any Fiscal Quarter, the ratio of

          (a) the sum of (i) Adjusted EBITDA for the four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter plus (ii) rental expense of DTAG and its Subsidiaries during such period under all leases of real property exclusive of any portion of such expense determined on the basis of the revenues generated by the operations conducted on the real property subject to such leases ("Rental Expense")

          to

          (b) the sum of (i) Non-Vehicle Interest Expense for the four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter, plus (ii) taxes computed on the basis of income and paid in cash during such period (net of cash received during such period in respect of such taxes), plus (iii) scheduled repayments of principal made by DTAG and its Subsidiaries during such period of Indebtedness (other than Vehicle Debt) of the type described in clause (a), (c), (f) or (g) of the definition of "Indebtedness" or, to the extent in respect of such type of Indebtedness, clause (h) of the definition of "Indebtedness," plus (iv) Capital Expenditures made by DTAG and its Subsidiaries during such period in cash (excluding Capital Expenditures for the acquisition of Vehicles), plus (v) Rental Expense during such period, plus (vi) Distributions made by DTAG during such period."

          (f) By deleting the definition of "Interest Coverage Ratio" contained in Article 2(b) in its entirety and replacing it with the following:

          ""Interest Coverage Ratio" means, at the end of any Fiscal Quarter, the ratio of

          (a) EBITDA for the four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter to

          (b)  Aggregate   Interest   Expense  for   the  four
          consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter, net of interest income for such four Fiscal Quarter period."

          (g) By deleting the reference to "RCFC" in clause (a)(i) of the definition of "Limited Liquidation Event of Default" contained in Article 2(b) and replacing it with "DTAG".

          (h) By deleting the definition of "Non-Vehicle Interest Expense" contained in Article 2(b) in its entirety and replacing it with the following:

          ""Non-Vehicle   Interest  Expense"  means,  for  any
          applicable period, the excess of

          (a) the aggregate consolidated gross interest expense of DTAG and its Subsidiaries for such period, as determined in accordance with GAAP ("Aggregate Interest Expense"), including (i) commitment fees paid or owed with respect to the then unutilized portion of the Commitment Amount (as defined in the Credit Agreement), (ii) all other fees paid or owed with respect to the issuance or maintenance of Contingent Obligations (including letters of credit), which, in accordance with GAAP, would be included as interest expense, (iii) net costs or benefits under Hedging Arrangements and
          (iv) the portion of any payments made in respect of Capitalized Lease Liabilities of DTAG and its
          Subsidiaries allocable to interest expense, but excluding the amortization of debt issuance costs and other financing expenses incurred in connection with the transactions contemplated by the Credit Agreement, over

          (b)  to the extent  included in the preceding clause
          (a),  gross  interest  expense in respect of Vehicle
          Debt ("Vehicle Interest Expense")."

          (i ) By  deleting   the  reference   to  "December  31,  2003" in  the
definition of "Redeemable Capital Stock" contained in Article 2(b) and replacing it with "August 2, 2006."

          (j) By deleting the parenthetical at the end of the definition of "Required Beneficiaries" contained in Article 2(b) in its entirety and replacing it with the following:

          "(excluding, for the purposes of making the foregoing calculation, any notes known to held by DTAG or any Affiliate of DTAG, except for any Affiliate that is a bankruptcy remote, special purpose vehicle)."

          (k) By deleting the parenthetical at the end of the definition of "Required Noteholders" contained in Article 2(b) in its entirety and replacing it with the following:

          "(excluding, for the purposes of making the foregoing calculation, any Notes held by DTAG or any Affiliate of DTAG, except for any Affiliate that is a bankruptcy remote, special purpose vehicle)."

          (l ) By deleting the reference to the phrase "Thrifty Trust, a trust organized under the laws of Canada" in the definition of "SPC" contained in
Article 2(b) and replacing it with "TCL Funding Limited Partnership, a financing partnership organized under the laws of Canada."

          (m) By deleting the reference to "$780,000,000" in Section 4A.1 and replacing it with "$800,000,000".

     3. Effect of Supplement. Except as expressly set forth herein, this Supplement No. 7 shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Series 1998-1 Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Series 1998-1 Supplement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Supplement No. 7 shall apply and be effective only with respect to the provisions of the Series 1998- 1 Supplement specifically referred to herein and any references in the Series 1998-1 Supplement to the provisions of the Series 1998-1 Supplement specifically referred to herein shall be to such provisions as amended by this Supplement No. 7.

     4. Applicable Provisions. Pursuant to Section 11.2 of the Base Indenture and Section 8.6 of the Series 1998-1 Supplement, the Trustee, RCFC, the Servicers, the Required Noteholders with respect to the Series 1998-1 Notes and the Series 1998-1 Letter of Credit Provider may enter into a supplement to the Indenture for the purpose of amending any provisions of the Series 1998-1 Supplement provided that the Rating Agencies shall confirm that such supplement will not result in the reduction or withdrawal of their ratings applicable to the Commercial Paper Notes and, as evidenced by an Opinion of Counsel, such supplement affects only the Series 1998-1 Noteholders.

     5. Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Supplement No. 7.

     6. Binding Effect. This Supplement No. 7 shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     7. GOVERNING LAW. THIS SUPPLEMENT NO. 7 SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     8. Counterparts. This Supplement No. 7 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                         [SIGNATURES ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, the Parties have caused this Supplement No. 7 to be duly executed and delivered as of the day and year first above written.

                                     RCFC:

                                     RENTAL CAR FINANCE CORP.,
                                     an Oklahoma corporation

                                     By: _______________________________________
                                         Pamela S. Peck
                                         Vice President and Treasurer


                                     TRUSTEE AND ENHANCEMENT AGENT:

                                     BANKERS TRUST COMPANY, a New York banking corporation

                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________


                                     SERVICERS:

                                     DOLLAR RENT A CAR SYSTEMS, INC.,
                                     an Oklahoma corporation

                                     By: _______________________________________
                                         Michael H. McMahon
                                         Treasurer

                                     THRIFTY RENT-A-CAR SYSTEM, INC.,
                                     an Oklahoma corporation

                                     By: _______________________________________
                                         Pamela S. Peck
                                         Treasurer

                                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                                     a Delaware corporation

                                     By: _______________________________________
                                              Pamela S. Peck
                                              Treasurer


                                     SERIES 1998-1 LETTER OF CREDIT PROVIDER:

                                     CREDIT SUISSE FIRST BOSTON, NEW YORK
                                     BRANCH, a Swiss banking corporation

                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________


                                     SOLE SERIES 1998-1 NOTEHOLDER:

                                     DOLLAR THRIFTY FUNDING CORP.,
                                     an Oklahoma corporation

                                     By: _______________________________________
                                         Pamela S. Peck
                                         Vice President and Treasurer

     The following financial institutions hereby consent to the foregoing Supplement No. 7 as of the day and year first above written.

LIQUIDITY COMMITMENT:                LIQUIDITY LENDER:


$80,000,000                          CREDIT SUISSE FIRST BOSTON, NEW YORK
                                     BRANCH, a Swiss banking corporation


                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________

LIQUIDITY COMMITMENT:                LIQUIDITY LENDER:


$80,000,000                          THE CHASE MANHATTAN BANK


                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________

LIQUIDITY COMMITMENT:                LIQUIDITY LENDER:


$50,000,000                          ING (U.S.) CAPITAL, LLC


                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________

LIQUIDITY COMMITMENT:                LIQUIDITY LENDER:


$50,000,000                          THE BANK OF NOVA SCOTIA


                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________

LIQUIDITY COMMITMENT:                LIQUIDITY LENDER:


$50,000,000                          ABN AMRO BANK N.V.


                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________

LIQUIDITY COMMITMENT:                LIQUIDITY LENDER:


$40,000,000                          CREDIT INDUSTRIEL ET COMMERCIAL


                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________

LIQUIDITY COMMITMENT:                LIQUIDITY LENDER:


$40,000,000                          DRESDNER BANK AG, NEW YORK AND
                                     GRAND CAYMAN BRANCHES


                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________

LIQUIDITY COMMITMENT:                LIQUIDITY LENDER:


$25,000,000                          BNP PARIBAS


                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________


                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________

LIQUIDITY COMMITMENT:                LIQUIDITY LENDER:


$25,000,000                          BBL INTERNATIONAL (U.K.) LTD


                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________


                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________

LIQUIDITY COMMITMENT:                LIQUIDITY LENDER:


$50,000,000                          BANK OF MONTREAL


                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________

LIQUIDITY COMMITMENT:                LIQUIDITY LENDER:


$50,000,000                          BANK ONE, NA


                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________

LIQUIDITY COMMITMENT:                LIQUIDITY LENDER:


$30,000,000                          BAYERISCHE LANDESBANK GIROZENTRALE,
                                     NEW YORK BRANCH


                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________


                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________

LIQUIDITY COMMITMENT:                LIQUIDITY LENDER:


$25,000,000                          COMERICA BANK


                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________






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



LIQUIDITY COMMITMENT:                LIQUIDITY LENDER:


$60,000,000                          DEUTSCHE BANK AG, NEW YORK A/O
                                     CAYMAN ISLANDS BRANCHES


                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________


                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________




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



LIQUIDITY COMMITMENT:                LIQUIDITY LENDER:


$25,000,000                          WELLS FARGO BANK


                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________

LIQUIDITY COMMITMENT:                LIQUIDITY LENDER:


$10,000,000                          UMB BANK, N.A.


                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________




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


LIQUIDITY COMMITMENT:                LIQUIDITY LENDER:


$25,000,000                          LANDESBANK HESSEN-THURINGEN
                                     GIROZENTRALE


                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________





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